LABORATORY CORPORATION OF AMERICA HOLDINGS AND SUBSIDIARIES
                       SUBSIDIARY LISTING

                                                    EXHIBIT 21


The following table sets forth the subsidiaries of Laboratory Corporation of America Holdings on December 31, 2000. The financial statements of all subsidiaries are included in the consolidated statements of Laboratory Corporation of America Holdings and Subsidiaries.

                                                  Organized under
                                                  the laws of the
                                                  state of:


Laboratory Corporation of America                 Delaware

Tower Collection Center, Inc.                     Delaware

Executive Tower Travel, Inc.                      Delaware

Lab Delivery Service of New York City, Inc.       New York

LabCorp Delaware, Inc.                            Delaware

LabCorp Limited                                   United Kingdom

LabCorp Virco, b.v.b.a.                           Belgium

POISONLAB, Inc.                                   California

National Genetics Institute, Inc.                 California



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